SECURITES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           DIGITAL PREVIEWS.COM, INC.
             (Exact name of registrant as specified in its charter)

      Nevada                       8400                            87-0642947
(State or other          (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of           Classification Code Number)           Identified No.)
  organization)

                              7408 Comstock Circle
                           Salt Lake City, Utah 84121
                                 (801) 943-2345

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   DAVID SHAMY
                             Digitalpreviews.com,Inc
                              7408 Comstock Circle
                           Salt Lake City, Utah 84121
                                 (801) 943-2345

(Name, address, including zip code, and telephone number, including area code, of agent for services)

                                   Copies to:
                              GARY R. HENRIE, ESQ.
                               FABIAN & CLENDENIN
                           215 South State, 12th Floor
                           Salt Lake City, Utah 84111
                                 (801) 531-8900
                               Fax: (801) 531-1716
            Approximate date of commencement of proposed sale of the
             securities to the public: As soon as practicable after
               the effective time of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the folling box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ______

                         Calculation of Registration Fee


Title of each class of securities           Amount to be            Proposed        Proposed Maximum       Amount of
        to be registered                     Registered         Maximum offering   Aggregate offering   registration fee
                                                                price per share           price
--------------------------------------- ---------------------- ------------------- -------------------- -----------------


Units (Common Stock)                    125,000 Units

Common Stock ($0.001 par value)         125,000 shares              $ 1.00             $  125,000           $  33.00

Class A Warrants and underlying         125,000 warrants and          2.50                312,000           $  82.50
Common Stock                            underlying shares

Class B Warrants and underlying         125,000 warrants and          5.00                625,000           $ 165.00
Common Stock                            underlying shares

Common Stock ($0.001 per value)         60,000                        1.00(1)              60,000           $  15.84

--------------------------------------- ----------------------      ------             ----------           --------

Total                                                                                                       $ 296.34
                                                                                                            ========

(1) Selling shareholder's stock registration fee was based on a bona fide estimate of the maximum offering price pursuant to Rule 457(a) of Regulation C.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective time until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.



                               P R O S P E C T U S

                            DIGITALPREVIEWS.COM, INC.

                         125,000 Units(1) $1.00 Per Unit
                    60,000 separate shares of common stock(2)

(1) Each Unit Consists of One Share of Common Stock, and One Each of a Class A Warrant and a Class B Warrant.

(2) The 60,000 separate shares of common stock (the "separate shares") are issued and outstanding shares owned by the persons specified in this Prospectus under the caption "selling security holders."

                             ----------------------

          Investing in digitalpreviews.com involves significant risks. Investors need to read the "Risk Factors" beginning on page 3

                             ----------------------


                                                                                 Per Unit          Total

Public Offering Price ............................................................$1.00          $125,000
Estimated Selling Discounts and Commission - only

    If brokers are used...........................................................$0.15          $ 18,750

Estimated Proceeds to digitalpreviews.com.........................................$0.85          $106,000(3)


(3) Digitalpreviews.com will receive no part of the proceeds from the sale of the 60,000 separate shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The 60,000 separate shares were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

The selling securities holders may from time to time sell the separate shares on any securities exchange or automated quotation system on which our common stock may be listed on traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then correct market price or at negotiated prices. The separate shares may be sold directly or through brokers or dealers. We note that our common stock is not listed on any exchange or quotation system at the present time.

There are no prior agreements for the purchase of these common stock units. If all 125,000 units are not purchased, the offering will be cancelled and all investor funds will be refunded without interest or deduction of any kind.

Digitalpreviews.com's President, David Shamy, will attempt to offer and sell all of the units. He may use a registered broker dealer to assist him, although at this time no such broker has been identified. If a broker-dealer is used, we will allow a maximum commission of 15% on broker sales.

The 106,250 net proceeds to digitalpreviews.com shown above is before deduction of offering expenses estimated at $30,000, including legal and accounting fees and printing costs.

There is no public market for digitalpreviews.com common stock.

                    The Date of this prospectus is July ,2000

                               PROSPECTUS SUMMARY

digitalpreviews.com

         Digitalpreviews.com is a new Nevada corporation organized for the purpose of producing and selling educational products designated to instruct the novice internet user in the procedures for trading securities online. It will produce an instruction system using audio cassettes and workbooks. It has no operating history and its management has only limited experience in starting and successfully developing a new company.

The Offering

Securities Offered         125,000 units consisting of 125,000 shares of
                           digitalpreviews.com common stock, 125,000 class A warrants, and 125,000 class B warrants. 60,000 separate shares may also be sold from time to time by selling security holders at prevailing prices or prices negotiated by them.

Warrants The warrants each allow for the purchase of one share of digitalpreviews.com common stock. The Class A Warrants have a $2.50 per share exercise price, and the Class B Warrants have a $5.00 exercise price. The warrants will expire on December 31, 2003.

Use of Proceeds            Net proceeds from this offering of $76,250 will be
                           used to develop and produce product, marketing expenditures and salaries. The balance of the proceeds will be used for general corporate purposes, including working capital. We will not receive any benefits from the proceeds from the sale of the separate shares.

Suitability                Your purchase of units may not exceed ten percent of
                           your net worth.

This offering
will expire                This offering will close whenever all of the units
                           are sold, or on August 31, 2000, subject to an extension at the sole discretion of digitalpreviews.com for an additional 30 days.

                                  RISK FACTORS



Digitalpreviews.com's limited            no way of knowing if any conflicts of
operating history increases the risk     time will be resolved favorably to
of loss to investors.                    digitalpreviews.com. operations.

         Digitalpreviews.com is at an    Investors  must rely on the  services
early stage of development in its new    of David  Shamy  for the  success  of
business strategy. It has no             their investment.
significant assets and has just begun
to develop its products. Upon                     Digitalpreviews.com relies
completion of this offering it will      exclusively on the expertise of its
still be uncertain as to whether we      president David Shamy for the
can continue successfully                development of product related to
implementing our business plan or        online trading. The ability of
that we will ever operate profitably.    digitalpreviews.com to develop
                                         products that will be attractive to
If   digitalpreviews.com   does   not    the market place would be
obtain  enough  money to  continue to    significantly compromised if Mr.
operate,  investors  will lose  their    Shamy was either unable or unwilling
investment.                              to perform these responsibilities. We
                                         do not carry key person life
         With the exception of           insurance with respect to Mr. Shamy
approximately $30,000 in equity          nor do we have an employment
purchases from a few private             agreement with him.
investors, we have no significant
assets or operating capital.             Investors'   money  may  be  lost  if
Digitalpreviews.com's auditors deem      digitalpreviews.com's   products  are
us a going concern, being totally        not accepted in the market place.
dependent upon receipt of the
proceeds of this offering to provide              Digitalpreviews.com's
the working capital necessary to         business plan is based upon the
continue the development of our          assumption that the U.S. consumer
business plan. Even so, upon             will be interested in education
successful completion of the             materials related to internet online
offering, the working capital            trading. We cannot determine with any
available to us will be limited. We      accuracy the size of market for such
have no commitments for additional       products or the market share
cash funding beyond the proceeds         digitalpreviews.com will be able
expected to be received from this        control. An investor's investment may
offering. In the event that the          be lost if digitalpreviews.com is not
proceeds from this offering are not      successful in obtaining acceptance of
sufficient to move us to internal        its products into the market place.
funding and profitability, we may
need to seek additional financing        If   digitalpreviews.com   does   not
from commercial lenders or other         develop a public  trading  market for
sources, including additional sales      its  common  shares,  it is  unlikely
of equity, for which it presently has    purchasers  in the  offering  will be
no commitments or arrangements.          able to liquidate their investments.
Additional financing may not be
available to digitalprevious.com on               Following the offering, it
acceptable terms, if at all.             is the intention of
                                         digitalpreviews.com to seek a
If David  Shamy  spends too much time    quotation on the OTC bulletin board
in his other  pursuits the  investors    and to establish a public trading
may lose their investments.              market for its common shares. If
                                         digitalpreviews.com does not succeed
         Mr. Shamy's primary business    in developing a public trading
focus is presenting live seminars.       market, an investor can only
Accordingly, the business pursuits of    liquidate his or her investment
digitalpreviews.com will not likely      through a private sale of the
be his central concern as it relates     investors shares. Digitalpreviews.com
to time allocation among his various     believes a private sale of its common
business interests. We presently have    shares would be very difficult to
arrange. Digitalpreviews.com believes    the foreseeable future. The
that it will be able to obtain a         classification of penny stock makes
quotation on the OTC bulletin board      it more difficult for a broker-dealer
and to develop a public trading          to sell the stock into a secondary
market for its common shares.            market which makes it more difficult
However, digitalpreviews.com's           for an investor to liquidate his or
success in accomplishing these           her investment. Any broker-dealer
intentions cannot be assured.            engaged by the investor for the
                                         purpose of selling his or her shares
The  investor  is  purchasing   penny    in digitalpreviews.com will be
stock which limits the ability of the    subject to rules 15g-1 through 15g-10
investor to sell the stock.              of the Securities and Exchange
                                         Commission. Rather than creating a
         The shares offered in this      need to comply with those rules, some
offering constitute penny stock under    broker-dealers will refuse to attempt
the Securities and Exchange Act. The     to sell penny stock.
shares will remain penny stock for

                                 USE OF PROCEEDS

         The uses of the proceeds available to digitalpreviews.com from the sale of the units in this offering are estimated below, assuming that all of the units are sold. There is no assurance that all of the units will be sold. Digitalpreviews.com expects to use the net proceeds over the coming 12-month period for general corporate purposes, primarily as outlined below.

                    Offering Expenses                        $ 35,000
                    including selling
                    discounts and commissions
                    if incurred

                    Development of initial                     30,000
                    products

                    Working Capital                            60,000
                                                             --------

                    Total                                    $125,000
                                                             ========

         Estimated offering expenses include legal counsel fees and costs, accounting fees and costs, printing costs, mailing and travel expenses, selling discounts and commissions and related costs.

         None of the officers, directors or their affiliates will receive any personal financial gain from the proceeds of this offering except for reimbursement for out-of-pocket offering expenses.

                         DETERMINATION OF OFFERING PRICE

         The offering price of the selling shareholders' shares was calculated pursuant to rule 457 (c) of Regulation C with a good faith estimate that the price will be the same as the offering price for the 125,000 digitalpreviews units.

         Prior to this offering there has been no market for the common stock of digitalpreviews.com, and digitalpreviews.com has had essentially no business operations to date. The public offering price for the 125,000 units has been determined arbitrarily by digitalpreviews.com's board of directors.

                                    DILUTION

         On March 31, 2000, digitalpreviews.com had a net book value of $22,974 or $0.021 per share (based on 1,110,000 shares outstanding). The net tangible book value per share is equal to digitalpreviews.com's total tangible assets, less its total liabilities and divided by its total number of shares of common stock outstanding. After giving effect to the sale of the units at the public offering price of $1.00 per unit and without the considering the possible exercise of any warrants issued in the offering, after the application of the estimated net offering proceeds, the net tangible book value of digitalpreviews.com, as of March 31, 2000, would have been $112,974 or $0.092 per share. This represents an immediate increase in net tangible book value of $0.071 per share to existing shareholders, and an immediate dilution of $0.908 per share to new investors purchasing units in this offering. The following table illustrates the per share dilution in net tangible book value per share to new investors:

                     Public offering price per unit              $1.00

                     Net tangible book value per share as of
                     March 31, 2000                              $0.021

                     Increase per share attributed to
                     investors in this Offering                  $0.071

                     Net tangible book value per share as of
                     March 31, 2000, after this Offering         $0.092

                     Net tangible book value dilution per
                     share to new investors                     $0.908

         The information set forth above regarding dilution assumes the sale of all units offered. If less than all units offered are purchased, those who do invest in the offering will undergo even greater dilution of their investment dollar than the amounts stated.

                            SELLING SECURITY HOLDERS

         The following table sets forth the number of common shares which may be offered for sale from time to time by the selling security holders. The shares Offered offered for sale constitute all of the shares known to digitalpreviews.com to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with digitalpreviews.com nor has any had a material relationship with digitalpreviews.com other than being an investor.

                  Selling Security Holder               Number of Shares Offered
                  -----------------------               ------------------------

                  1.  Kevin Shamy                                 10,000
                  2.  Lyndon Shamy                                10,000
                  3.  Memory Improvement Systems, Inc.(1)         10,000
                  4.  Lorenzo M. Spencer                          10,000
                  5.  DCINV, LLC(2)                               10,000
                  6.  Ron Hayes                                   10,000

(1)  Memory Improvement Systems, Inc. is owned by Robert A. Kittell.
(2)  DCINV, LLC is owned by David C. Craig and Leslie Craig, husband and wife.

         Pursuant to agreements by which the selling security holders acquired their shares, digitalpreviews.com agreed to use its best efforts to file a Registration Statement for the resale of such shares and to use its best efforts to cause such Registration Statement to be declared effective. Pursuant to those agreements, digitalpreviews.com will pay all expenses in connection with the registration and sale of the shares, except any selling commissions or discounts allowable to sell the shares, fees, and disbursements of counsel and other representatives of the selling security holders, and any stock transfer taxes payable by reason of any sale.

                              PLAN OF DISTRIBUTION

         Digitalpreviews.com is offering 125,000 units through its officers and directors on a "best-efforts" basis at a purchase price of $1.00 per unit. The offering is planned to be managed by digitalpreviews.com without any under writer, and without any underwriting discounts or sales commissions. The shares will be offered and sold by digitalpreviews.com's officers and directors who will receive no sales commissions or other compensation, except for reimbursement of expenses actually incurred on behalf of digitalpreviews.com for such activities. In connection with their efforts, they will rely on the "safe harbor" provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934 (the "1934 Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 Act for associated persons of an issuer. There is no minimum offering, therefore all subscriptions will be paid directly to digitalpreviews.com upon receipt. No one, including digitalpreviews.com has made any commitment to purchase any or all of the units. Rather, the officers and directors will use their best efforts to find purchasers for the units. Digitalpreviews.com cannot state how many units will be sold.

         Digitalpreviews.com anticipates making sale of the units to persons whom it believes may be interested or who have contacted digitalpreviews.com with interest in purchasing the securities. Digitalpreviews.com may sell units to such persons if they reside in a state in which the units legally may be sold and in which digitalpreviews.com is permitted to sell the units. Digitalpreviews.com is not obligated to sell units to any such persons.

         Digitalpreviews.com has established no minimum offering amount and no escrow of investor money pending a certain minimum number of shares being sold. Each subscription for shares in this offering that is accepted by digitalpreviews.com will be credited immediately to the cash accounts of digitalpreviews.com and such investor funds may be spent by digitalpreviews.com without any waiting period or other contingency.

         No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information representations must not be relied on as having been authorized by digitalpreviews.com. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

         The units have not been registered in any state except Utah and may only be offered or traded in such other states pursuant to an exemption from registration.

         Purchasers of units either in this offering or in any subsequent trading market which may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render the exemption applicable.

         The Selling stockholders may from time to time sell all or a portion of their shares in the over-the-counter market, or on any other national securities exchange on which the common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers (including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and`, in connection with such re-sales, may pay to or receive from the purchasers of such shares commissions as described above.

         In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

         The selling stockholders and any broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. The shares may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after the shares were issued.

         We have filed the registration statement, or which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the Selling Stockholders will sell any or all of the shares they desire to sell, or that we will sell any of the share we desire to sell.

         Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. IN addition, and without limiting the foregoing, the selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the Selling Stockholders. We will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers, or agents.

         We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

         Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

         It should be noted that notwithstanding any of the foregoing discussion in this section on plan of distribution, at the present time the common shares of digitalpreviews are not listed on any exchange or quoting service nor does any public market exist for the shares. It remains uncertain at the present time whether this offering will create a public market for the common shares.

                                LEGAL PROCEEDINGS

As of the date of this prospectus, there is no pending or threatened litigation involving digitalpreviews.

                        MANAGEMENT OF digitalpreviews.com

         The following person is the current executive officer and director of digitalpreviews.com:

NAME                           AGE     POSITION

David Shamy                    47      President, Secretary and Director

         Directors are elected by the shareholders annually.

David Shamy

         David Shamy has been teaching real estate investment, tax strategies, business training, small business start-up, and motivational seminars for more than 20 years. One of America's most popular and highly compensated speakers, David has given more than 7800 lectures in more than 500 cities and 4 countries. Over 1,000,000 people across the United States and around the world have enjoyed his humorous and uplifting style of teaching. David is gifted with the ability to make complex subjects entertaining and understandable. He has been a licensed real estate broker since 1981 and has founded a publishing company, a craft and import company and several entrepreneurial start-up companies. He became a millionaire in 1984 using investment strategies that he teaches. David has been continuously invested in the Wall Street equity markets since 1985. As both a conservative investor by nature and a natural student he has amassed a lifetime of investing experience in the last 15 years. Because of his early adoption of Internet investing, David has developed a unique knowledge of the special opportunities that are now available to investors through of the availability of information, research and trading opportunities on the Web. David was named to the Who's Who list of Global Business Leaders in 1994 and given an honorary Masters Degree in Real Estate Investing by Meta Institute in 1995.

                             PRINCIPAL SHAREHOLDERS

         The following table shows the beneficial ownership of digitalpreviews.com common stock as of March 31, 2000, for (i) each shareholder owning beneficially 5% or more of the outstanding shares of its common stock;
(ii) each director; and (iii) all directors and executive officers as a group. We believe these beneficial owners, based on information they have furnished, have sole investment and voting power with respect to their shares.


 Name                                     Class of Security         Before the Offering            After the Offering(1)
 ----                                     -----------------         -------------------            ---------------------
                                                                     (Percent of class)             (Percent of class)

David Shamy                                 Common Stock              1,000,000 (90%)                 1,000,000 (67%)
                                                                                                      ---------

All directors and executive
 officers as a group (1 person)             Common Stock              1,000,000 (90%)                 1,000,000 (67%)
                                                                                                      ---------

------------------------

(1) Assumes all 125,000 units from the offering are sold and that all warrants in the units are exercised.

              DESCRIPTION OF THE SECURITIES OF digitalpreviews.com

Common Stock

         The authorized common stock of digitalpreviews.com consists of 50,000,000 shares, with each share having a par value of $0.001 (the "common stock" or "common shares" or "shares"), of which 1,110,000 shares were issued and outstanding on March 31, 2000. There were 8 holders of the common stock as of March 31, 2000.

         Holders of the common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of digitalpreviews.com and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available therefor. Upon liquidation of digitalpreviews.com, holders of the common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of digitalpreviews.com. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences. All shares of common stock now outstanding are fully paid for and non-assessable.

         Digitalpreviews.com has never paid a cash dividend on the common stock. Digitalpreviews.com currently intends to retain all earnings, if any, to increase the capital of digitalpreviews.com to effect planned expansion activities and to pay dividends only when it is prudent to do so and digitalpreviews.com's performance justifies such action. Holders of common stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by digitalpreviews.com's board of directors.

Other Securities

         Digitalpreviews.com also has 5,000,000 shares of preferred stock authorized, with each preferred share having a par value of $0.001. The preferred shares may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined by the board of directors of digitalpreviews.com. There are no preferred shared issued or outstanding at the present time.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         No "expert" as that term is defined pursuant to section 228.509(a) of Regulation S-B, or digitalpreview's counsel as that term is defined pursuant to section 228.509 (b) of Regulation S-B was hired on a contingent basis, or will receive a direct or indirect interest in digitalpreviews through the offering or was a promoter, underwriter, voting trustee, director, officer, or employee of digitalpreviews at any time prior to the filing of this registration statement.

               DISCLOSURE OF COMMSSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Digitalpreview's articles of incorporation provide that digitalpreviews will indemnify an officer, director, or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareholder protection.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

         David Shamy was the promoter of digitalpreviews. During March, 1999, Mr. Shamy was issued 1,000,000 common shares in exchange for $1,000. During December, 1999, Mr. Shamy was issued 1,000,000 common shares in exchange for $5,000. On March 31, 2000, Mr. Shamy contributed 1,000,000 common shares back to digitalpreviews for cancellation.

                             DESCRIPTION OF BUSINESS

History

         Dialaclass.com, Inc., a Nevada corporation ("dialaclass"), was organized under the laws of the state of Nevada on March 26, 1999. Digitalpreviews.com, a Nevada corporation ("digitalpreviews"), and the registrant herein, was organized under the laws of the state of Nevada on November 5, 1999. On March 31, 2000, a reorganization was consummated between dialaclass and digitalpreviews, whereby dialaclass became the holy owned subsidiary of digitalpreviews. In the reorganization, Mr. David Shamy contributed 1,000,000 shares of common stock of dialaclass back to dialaclass for cancellation. The remaining dialaclass shareholders received one share of common stock in digitalpreviews for each share of dialaclass common stock which they have held previously. The current business of digitalpreviews as described below consists of all business activities of digitalpreviews and any business activity of its holy owned subsidiary of dialaclass.

Concept

         Reporting on the dynamic growth in online trading, Business Week Magazine observed that, for the common person, investing in the stock market through online brokerage accounts was the most powerful money making opportunity on the Internet. In just a few short years, online trading grew from a handful of investors and 2 or 3 online brokerage firms to more than 6 million online investors and more than 100 brokerage firms this year. These figures may be conservative since the Internet has made investing in US equity markets available to investors worldwide. Many of these online investors are either new to the equity markets or to use of the Internet. With these facts in mind, digitalpreviews.com is creating an educational system that introduces online investing to the beginner - online.

         Digitalpreviews.com develops and distributes educational tools targeted to the Internet-connected consumer and online investor markets. Digitalpreviews.com provides effective, affordable, and portable educational solutions for the millions of small investors throughout the world -- individuals that may otherwise be intimidated by the cost, time or technology involved in establishing a baseline level of expertise in managing their portfolio or finances on the Web. Through Digitalpreviews.com's unique branding strategy, marketing efforts, and distribution systems, the underserved small investor market will utilize digitalpreviews.com as their educational entry point to online investing and banking. All courses are covered by a "no questions asked" 100% money-back guarantee of satisfaction, and all ancillary products and services (offered by affiliated vendors) are cancelable.

         Digitalpreviews.com's proprietary product is educational content -- pre-packaged courses consisting of professionally recorded audio and expertly written text manuals on Internet- and investor-related subjects complete with self-testing provisions. The materials are available in either a printed or a digital format, the former consisting of multiple audiotapes presented in a vinyl slipcase complete with a printed manual; and the later available as a downloadable version from the digitalpreviews.com Website. For its digital version, digitalpreviews.com uses a combination of reliable and simple-to-use Internet technologies including MP3 for digital audio, Adobe PDF for text, and DHTML for interactive testing (see technology section below). The "printed" materials are normally distributed at the wholesale level to seminar-based education companies specializing in "classroom" type training who re-sell the courses as an adjunct to Internet and investment seminars. Digital (and printed) versions of each course are available at on the Website and the distribution technology is easily employed even by novice users.

         In addition to proprietary educational content, digitalpreviews.com packages Internet management tools and companion products or trial versions of services offered by strategically-aligned companies and advertisers. For example, digitalpreviews.com's premier product, "The Beginners Guide To CyberInvesting" includes a portfolio management system developed for Internet investing with links to Internet investment sites, special savings certificates for opening a brokerage account (from selected electronic brokerage companies), a 6-month subscription to the online version of Howard Ruff's legendary RuffTimes newsletter (a $169 value) and a one year membership in One World Online (a $24.95 value). In additional to packaged services, digitalpreviews.com also selectively markets higher-priced follow up seminar-based training, ISP services, subscription-based Internet investing information services, and investor newsletter subscriptions to its existing customer base.

Operations Model

         The operating model follows two basic concepts: First, it is designed to be scalable, allowing digitalpreviews.com to expand quickly to penetrate the targeted wholesale market without heavy investment in infrastructure. Digitalpreviews.com conventionally produces and distributes its educational products (i.e., cassettes, binders, printed materials, etc.) on a "just-in-time" basis to meet customer order requirements. Digitalpreviews.com's use of in-house telemarketing, client support systems, electronic vendor ordering systems, and billing through server-based software enhances this scalability. Essentially, digitalpreviews.com produces only enough product to meet current demand. Second, the retail side of the operations model is designed to be very efficient, allowing digitalpreviews.com to remain highly competitive in the rapidly developing Internet market it serves. The majority of digitalpreviews.com's product is distributed digitally so digitalpreviews.com incurs no product costs (i.e., no cassette duplication, slipcases, ring binders, printing, or packaging) or distribution costs (i.e., receiving, handling, boxing, labeling, or shipping). Digitalpreviews.com can concentrate on marketing knowing that costs are associated only with Website hosting and merchant account fees (except for the cost of production of the original content).

         Digitalpreviews.com's goal is to become the leading provider of affordable Internet-based education solutions to small investors, building on a core curriculum. To achieve this objective, digitalpreviews.com will provide a comprehensive suite of tools to put small investors online and keep them there. The key elements of the operations strategy are:

o Aggressively Add New Clients - Digitalpreviews.com intends to continue adding new wholesale clients using a focused in-house telemarketing operation to contact educational seminar businesses directly. Retail clients will be added through more conventional advertising and Internet marketing strategies.

o Add New Services - Digitalpreviews.com will seek to establish alliances with Internet partners or national organizations serving small investors to extend service offerings. Digitalpreviews.com will also consider acquisitions and strategic alliances. Each line extension adds a profit center with low associated costs.

o Offer Superior Client Service - The approach is designed to alleviate any intimidation small investors may feel about the cost, time or technology involved in establishing an Internet trading account.

o Offer Client Support - Digitalpreviews.com will strive to continuously increase client service and support efforts. Support representatives, including help desk personnel, are available between 8:00 a.m. and 5:00 p.m. (Eastern Standard Time), Monday through Friday. Support representatives will be trained and operate in-house with online access to the client and customer database

o Web-based - Digitalpreviews.com will have background information, course materials, and interactive testing (with automated scoring) available on its Website, together with consumer-oriented information and content related to Internet investing. The site will also promote local investment seminars and accept reservations and payments too. Through the use of specialized technology, consumers will be able to listen to sample audio course tracks and to purchase courses for immediate download or regular shipment. The Website will furnish all software, "plug-in", and guidance necessary for consumers to utilize the digital distribution method and save money on course materials. The site will also feature merchandise including CD burners, digital audio players, and other products from allied vendors.

Technology

         Digital audio and the Internet has changed the way consumers listen to and purchase music, and the way music is produced and distributed. Digital audio is also changing the way consumers can listen to and purchase spoken word audio and educational materials. Using the MP3 format (see below), digitalpreviews.com will be one of the first education companies to distribute its spokenword audio education courses digitally via the Internet. This means that no cassettes or CDs have to be recorded and labeled, no packaging or printing is required, and there is no handling, or shipping costs. Twenty-four hours a day, consumers worldwide can listen to a sample of the course, then purchase it for immediate download. In a few minutes they can be involved in the learning process -- without waiting for a package to arrive. Instant delivery via the Internet with no human intervention!

"Audio is distinguished from other products, because you can not only market and sell it online ... you can actually deliver it, instantly, through the very same channel." - Hillary Rosen, president of the RIAA

         By today's estimates, MP3 is the most popular audio format on the Internet, due largely to its non-proprietary (meaning that it isn't owned by any one company, making it attractive for many companies to support) compression algorithms and exceptional sound quality. MP3 is an open-standard (non-proprietary) format for compressing audio files to a fraction (1/10th) of their original size for quick transmission over the Internet with little loss of quality from the digital master (MP3 files are noted for their near CD-like quality). The programs (software) needed to make and play MP3 files are available to anyone -- and most are free. All that is required to get into MP3 is a Pentium-level personal computer with sound capability, audio speakers, and an Internet connection for downloading. Because a computer controls the process, songs and speech are treated like any other kind of data -- infinitely storable, organizable, and categorizable (on hard drive). Typical MP3 and digital audio management software can create "playlists" of groups of songs and display album names, title tracks, and, in some cases, lyrics and album notes. Once the material is in the computer, listeners can play the audio directly through the computer system or external amplifier and speaker system; download hours of audio to portable devices such as Diamond Multimedia's RIO MP3 player, or "burn" a CD for use in conventional CD players using conversion software and CD recording hardware.

"MP3 recordings uploaded on the Internet have the same distribution power as any multinational corporation in the world" - Jeff Price, general manager of New York-based SpinART

         Consumer Use - Consumers worldwide can first find out about digitalpreviews.com and the course on the digitalpreviews.com Website, sample the program content via "audio clips", then proceed to purchase the course and immediately download it to their computer (both audio and text components of the course). Once the course files are downloaded, consumers can listen to course audio directly from their computer, "burn" a CD version to play in the car, or use a "digital audio player" to take the course with them wherever they go. Consumers can also print out the "course manual" complete with cover art if they want a "hard copy" version. Consumers with access to cable modems or other high-speed telecom connections will be able to download an entire course in as little as three minutes (typically 10 minutes for using a 56K modem connection), which can be transferred to a recordable CD in about 10 minutes in the convenience of the consumer's home.

"More than 10 million MP3 players have been downloaded, allowing the playback of MP3 files on personal computers or portable MP3 players such as the Rio. The number of consumers downloading MP3 music is expected to double by the end of 1999". - Steve Devick, CEO of Platinum Entertainment (NASDAQ: PTET)

Current Service Offerings

         Digitalpreviews.com's educational courses are focused on establishing an Investor's account on the Internet and providing a baseline education about self-managed investments. Presently, digitalpreviews.com is pursuing the completion of a project, started in the Spring of 1998, to provide basic knowledge to the beginner investor or beginner Internet user, on how to get started investing in the U.S. equity markets using the Internet and an online stock brokerage account.

         Title - The course is titled: "The Beginners Guide To CyberInvesting" and is sub-titled: "Online Investing For The Internet Impaired".

         Product - To achieve a high listener approval, 6-hours of professionally recorded audio instruction will be provided in an entertaining yet informative format. Course materials also include a 200+ page manual that provides a basic overview of how to buy and sell stocks (the manual includes information on how to get started online and will contain a glossary of terms that will make it a valuable manual for ongoing reference), and a portfolio management system developed for Internet investing with links to Internet investment sites. Special savings certificates for opening a brokerage account are also included along with a 6-month subscription to the online version of Howard Ruff's legendary RuffTimes newsletter (a $169 value) and a one-year membership in One World Online (a $24.95 value). The course is available in a print or electronic version and is covered by a 100% money-back guarantee of satisfaction, no questions asked.

         o Print Version - The printed version features 1 cassette binder with 6 tapes up to 1 hour each, a 3-ring binder with a 200+ page off-set printed manual with color cover insert, and a CD-Rom version of the portfolio management system.

         o Electronic Version - The course and portfolio management system is available online in a computer downloadable format using MP3 compression technology. Internet users also get a printable version of the manual with color cover insert.

         Hosts - The course is hosted by David and Sharon Shamy (the book authors) plus a celebrity host. Presently, Jonathan Frakes, Commander Riker from Star Trek The Next Generation, is being considered, as is Peter Graves of Mission Impossible and A&E's Biography fame. In any event, digitalpreviews.com will ultimately end up with a recognizable face with financial credibility.

         Pricing - The manufacturer's suggested retail (MSR) price will be $199 to $499. Wholesale Pricing will be based on purchase quantity: 1 to 9 units @$149, 10 to 49 units @ $99, 50 to 99 units @$55, 100 to 499 units @ $45, and 500 units or more @ $ 35. Estimated unit cost for printed versions will be $12 to $15 dollars depending on volume.

Marketing

         Digitalpreviews.com's marketing strategy employs different methods to attract end-users. Course materials are available at the wholesales level and retail level and digitalpreviews.com also provides support for all levels of Internet expertise from beginner to experienced user.

        The June Las Vegas "Money Show"--an extravaganza for average investors featuring such speakers as Louis Rukeyser and Elaine Garzarelli--was held at Bally's casino. The "Online Investing Goes Mainstream," theme attracted the largest crowd ever--over 10,000 attendees.

Wholesale

         Digitalpreviews.com's product is re-sold at financial seminars by educational firm clients who purchase the packaged materials at wholesale from digitalpreviews.com. Digitalpreviews.com's Internet investment seminar producers solicit clients directly through in-house telemarketing and encourages them to use the digitalpreviews.com programs as a strategic business tool and additional profit center.

         o Telemarketing - Direct telemarketing can prove to be highly successful in acquiring new seminar clients. Expanded in-house telemarketing is an easily scalable function that also provides digitalpreviews.com with the ability to test-market new offerings or pricing structures and obtain real-time results to measure the effectiveness of offerings or promotions.

         o Strategic Alliances - Digitalpreviews.com develops strategic alliances with other e-commerce, investment, and educational company to re-market, cross promote, and incentive package investor and Internet courses.

Retail

         Many small Investors are intimidated by the cost, time and technology involved in establishing an online investment account. Management believes that these investors are largely underserved by our competitors in the educational services market. We target these small investors and make it easy and affordable for them to effectively use the Internet as a powerful investment and financial tool. Once we have established a relationship with these consumers, we believe we can introduce them to more advanced on-line investment and financial solutions. As they need new technology to participate in commerce and portfolio management in an online world, digitalpreviews.com will serve as their complete Internet solutions provider.

         o Conventional Marketing - In house marketing will include mailing, radio and strategic Internet placement with telemarketing support.

         o Web Presence - We also believe that in the future we will attract new clients through our Web presence. Our Website advertises our products and enables potential clients to complete a Web-based application for an online trading account at several of the leading services. We offer this ability for more technologically advanced small Investor that may be already using the Internet, but our main marketing efforts will continue to target small investors through seminar affiliates. In an effort to enhance our nationwide presence, digitalpreviews.com intends to explore alliances with Web portals or other Web sites, as well as service providers that cater to the small Investor marketplace. We expect that any of these alliances would be of varying natures and terms and could involve commission arrangements, wholesale purchases of our services for resale, private branding of our services or the exchange of our services for promotional or other services. Additionally, we will use moderate amounts of non-Web-based media, such as print publication, radio and direct mail advertising, to develop nationwide awareness of digitalpreviews.com as an Internet-based education provider for small investors.

MARKET

Market Opportunity

         The Internet is an increasingly significant global medium for communications, information and online commerce. Almost 80 million adults are accessing the Internet according to a 1999 study by IntelliQuest Research, a market research firm focusing on the Internet and technology. Although the Internet began as an informational tool, increased access to the Internet is leading to more commercial uses. According to IntelliQuest, 60% of Internet users have shopped online and 20% have purchased products.

Increasingly, investors are also turning to the Web. Fortune Magazine (December 20, 1999) reports that there are now more than 6.9 million online investors and more than 150 online brokerage firms. According to Gomez Advisors, the number of online brokerage accounts in the USA has more than doubled since 1997. Analysts for Credit Suisse First Boston Corp. indicate that more than 7 million online accounts have been opened - 20 percent of all brokerage accounts - and that percentage is expected to double in two years. According to BancBoston, Internet trading now accounts for close to 40% of all retail transactions and about half a million trades a day. In a study for Dow Jones Newswires, J.D. Power and Associates reported that thirty-four percent of investors with portfolios over $100,000 traded online in the past year.

Just examining new online brokerage accounts gives analysis an excellent idea of just how fast this market is growing. E*Trade, the second-largest online broker, signed up 85,000 new customers in the second quarter of 1999, bringing it to a total of 540,000--up from 20,000 in 1995. Two million Charles Schwab customers have online accounts, up from 336,000 three years ago. They now account for the majority of Schwab's total trading business. By some estimates, 21 million people will have online accounts by 2003.

Over the next four years, frequent traders will diminish as a share of new online customers.


Investors                                Net Worth               Trades Per Yr.         1999                    2203
---------------------------------------- ----------------------- ---------------------- ----------------------- --------------


Affluent Traders                         $323,000                9.9                    27%                     8%
Young Traders                            $38,000                 9.9                    26%                     3%
Middle Class Investors                   $49,000                 0.7                    25%                     53%
Affluent Investors                       $363                    2.8                    22%                     36%

---------------------------------------- ----------------------- ---------------------- ----------------------- --------------

Source: Fortune/Forrester Research

The market for providing Internet-based solutions to small investors is strong. Digitalpreviews.com is well-positioned to capitalize on the growth in Internet usage by small investors due to Digitalpreviews.com's focused marketing efforts on publishing, cost-efficient design and development capabilities and our affordable and easy-to-use programs.

COMPETITORS

Competition

         Digitalpreviews.com believes that its marketing efforts, low cost of distribution (both physical and electronic), and content development capabilities represent significant competitive advantages that will be key factors in the rapid growth of its client base. The core business is designing and distributing educational programs for online and Internet-based investing and financial services. Management believes that digitalpreviews.com can be one of the most effective publishing and educational e-commerce providers serving the small investors market. In the future, digitalpreviews.com intends to offer more advanced Internet education solutions. Digitalpreviews.com has few direct competitors, but indirect competition is plentiful and the Internet services industry is highly competitive, fragmented and evolving every day. It is important to realize that the market is changing quickly and new companies are constantly entering the Internet market that have significantly greater financial resources. Digitalpreviews.com must also be concerned with portal companies who could integrate investor educational services and a digital distribution channel, presenting a serious threat to our business. Any educational company could expand their offerings and become more directly competitive with us at any time.

Our competitive advantage is that we focus our efforts on the underserved small investor market. Management believes that the primary competitive factors determining success in this market are the ability to grow without compromising reliability or service, creative marketing, effective client support or geographic coverage. Other important factors include the timing of introductions of new offerings and industry and general economic trends. Management cannot make assurances that digitalpreviews.com will be able to compete successfully against current or future competitors, however early establishment of brand identity should thwart increased competition in the industry and limit any significant pricing pressure.

Of all competitors, recently published online investing guides represent the strongest self-help alternative to seminars for new investors (source: Business Week - May 24, 1999)

     Investing Online for Dummies, 2nd Edition (Sindell) is full of solid advice and helpful Web hints including information on financial planning, choosing mutual funds and stocks, and portfolio tracking. The book even includes a helpful section on bonds, a subject too often ignored by writers and investors.

     The Complete Idiot's Guide to Online Investing (Gerlach), best suited for beginners to both the Web and investing, covers everything from budgeting to portfolio management, but adds advice on taxes and specific savings goals. Recommended Websites include two of the author's own:
     www.investorama.com and www.armchairmillionaire.com.

     Getting Started in Online Investing (Brown and Bentley) catalogs Websites including those related to the authors: Wall Street City
     (www.wallstreetcity.com), and CyberInvest.com (www.cyberinvest.com).

     The Electronic Day Trader and the Electronic Day Traders' Secrets (Friedfertig and West) are best-selling books. The later consists of 13 interviews with "successful" day traders--all of whom just happen to have taken a day-trading course with West or used Friedfertig's brokerage firm, Broadway Trading in New York.

     The Day Trader: From the Pit to the PC, is written by a bona fide authority, Lewis J. Borsellino, a longtime Standard & Poor's futures day trader, with Patricia Commins.

CURRENT POSITION

Infrastructure

         The computer network infrastructure is based upon a Windows NT platform. Internet infrastructure is provided by outsourced Internet Service Providers fully capable of delivering reliable service, speed and scalability.

Intellectual Property Rights

         Although we believe our success is more dependent on our technical, marketing and client service expertise than our proprietary rights, we also value our proprietary rights. We rely on a combination of copyright, trademark and trade secret laws for protection of our educational materials, packaging, and digital distribution systems. Federal trademark registration is pending for digitalpreviews.com. We will have confidentiality and assignment of invention agreements with all of our employees that provide that we own all business-related inventions, improvements, ideas generated, conceived or reduced to practice by our employees. The steps we have taken may not be adequate to prevent misappropriation of our technology or our competitors may independently develop technologies that are substantially equivalent or superior to our technology.

Pre-Sales

         Digitalpreviews.com has pre-sold the first course to several successful seminar and marketing companies as an additional product for them to carry. One of the companies is currently training over a thousand new Internet investors each month. These preliminary marketing alliances provide digitalpreviews.com with a base of sales and cash flow prior to any of our own marketing efforts without any additional risk or investment. The profit per unit will be much higher on in-house sales with a corresponding increase in risk. Numerous other seminar companies are entering the Internet investing market and are looking for products to add to their inventory.

     o Online Investors Advantage(1) - A strategic relationship with Online Investors Advantage (www.i-advantage.com) is already in motion. OIA does preview seminars throughout the USA, Australia and New Zealand. OIA is a wholly owned subsidiary of a publicly traded Internet holding company, Ziasun, Inc. (stock symbol: ZSUN) OIA sells a 2 day cyber-investing workshop taught by stock market experts and operates an online stock research web site powered by Telescan. Our relationship with OIA will allow a wholesale outlet for our product and provide a back end revenue source in selling their two-day workshop (retail $3995) to purchasers of our product obtained through sources other than OIA.

     o Other Seminar Companies - Additional wholesale outlets include at least three other seminar companies currently doing internet seminars of one kind or another, who do not have a cyber investing product to market to their attendees.

Retail Sales

         Any direct marketing efforts will be considered based on cost, risk and analysis of the profitability of the wholesale rollout.

Strategic Partnerships

         Strategic partnerships are being pursued with high visibility online brokerage firms to add value to the package and to add a revenue sources to digitalpreviews.com.


REVENUE SOURCES / CORE EXPENDATURES

Revenue Sources

         Once operational, digitalpreviews.com will generate certain transactional revenues from course sales (wholesale and retail) as well as additional products and services furnished by affiliated vendors.

--------------------

(1) David Shamy currently speaks for Online Investors Advantage as a preview speaker. He has a non-compete agreement with them, which expressly excludes this product with approval from their CEO of the content. We see this strategic alliance as a key player to future profits and their approval as only a helpful formality.

      o Wholesale product sales - Most seminar companies will move to the highest volume discount to preserve retail profits for themselves (the smallest of companies see thousands of people per month).

      o Back end sales of the OIA workshop - OIA currently close an average of 20% of their free preview attendees on their 2-day workshop when discounting their seminar price to $2995. Since digitalpreviews.com leads will have already purchased an online investing set, management assumes that telemarketing efforts would produce similar, if not better, results. Negotiations, which are not yet complete, indicate that OAI is willing to share 50% of the sale. Telemarketing would be contracted out with a traditional percentage (usually 50%) of revenue going to the telemarketers.

      o Brokerage Accounts - Strategic brokerage relationships will provide additional revenue when digitalpreviews.com purchasers use enclosed certificates to open their brokerage accounts. Our goal is to get a referral fee of at least $100 per sign-up.

      o Retail Sales - Digitalpreviews.com will develop a retail sales channel featuring the digital distribution of its product. As a result greater revenues will be achieved without adding significant costs.

Core Expenditures - Digitalpreviews.com will incur certain core expenditures prior to revenue generating operations.

      o Course Production Costs - The premier course, developed by David and Sharon Shamy in manual form, must now be professionally scripted and recorded onto a digital master. Consumer packaging and other initial production costs must also be incurred.

      o Website Production Costs - Development costs for the digitalpreviews.com Website will include electronic commerce, audio sampling, and interactive testing capability, together with MP3 software and file distribution provisions.

Government Regulations

         Digitalpreviews.com's business is subject to regulation under federal and state law applicable to consumer protection. Management believes that it is in substantial compliance with all of the foregoing federal and state laws and the regulations promulgated thereunder. Any claim that digitalpreviews.com is not in compliance either now or in the future could result in judgments or consent agreements that required digitalpreviews.com to modify its marketing program. In the worst cases, enforcement of fraud laws can result in forcing a business to close and to subject the business and its management and employees to be subject to criminal prosecution and civil damage actions.

Employees

         As of March 31, 2000, digitalpreviews.com has no employees other than management who serve on an as needed basis.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results

         Digitalpreviews.com is a new enterprise and a development stage company. It has no revenues to date. Digitalpreviews.com anticipates becoming profitable in 2000, although there can be no assurance of this result.


Business Plan Progress

         The information in this prospectus other than historical information is "forward looking information" presenting management's beliefs and estimates about the future. These beliefs, plans and estimates are subject to significant risks.

         Digitalpreviews.com believes that there is a market for educational materials on the subject of online investing. The educational products in the form of audio instructional tapes and workbooks are well into development but are not as yet ready for mass production. However, with the assistance of the proceeds of the offering, digitalpreviews.com believes that product will be ready on terms and conditions that will be profitable to digitalpreviews.com in 2000.

         Digitalpreviews.com has no immediate plans to develop other products during 2000 other than the audio tapes and the workbooks referenced above.

Liquidity and Capital Resources

         Digitalpreviews.com requires the investor capital to continue the development of its business plan. While it has been able to raise a small amount of capital needed for initial operations from family members of its founders, these sources have indicated an unwillingness to continue to advance funds to digitalpreviews.com. Digitalpreviews.com will depend on the funds to be raised in this offering to stay in business and to implement its business plan. If there is insufficient capital raised in this offering, digitalpreviews.com will be left to attempt to raise investor capital through other offerings or placements at different prices or configurations. Digitalpreviews.com has limited cash funds and may not be able to retain the needed professional assistance if another offering were necessary because this offering failed.

                                   PROPERTIES

         Digitalpreviews.com's headquarters consist of 600 square feet of office space which is located at 7408 Comstock Circle, Salt Lake City, Utah 84121. This space is provided to digitalpreviews.com by the President as an accommodation to digitalpreviews.com until digitalpreviews.com develops operating revenue sufficient to pay a market rate for the space. We believe that this space will provide adequate office space to meet digitalpreviews.com's needs for the foreseeable future.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         There is no public trading market for the common stock of digitalpreviews.com. There are outstanding 1,110,000 shares as of May 1, 2000. The Company is currently offering 125,000 units through this offering with each unit containing one common shares plus warrants. We have also agreed to register an additional 60,000 for selling shareholders. The remaining shareholders will also be able to sell their shares after having met the holding requirements of Rule 144.

         Since its inception, no dividends have been paid on digitalpreviews.com's common stock. Digitalpreviews.com intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

         At May 1, 2000, there were 8 shareholders of record holding digitalpreviews.com's common stock.

                             Executive Compensation

         David Shamy, the sole officer and director of digitalpreviews.com has received no compensation for his services nor has digitalpreviews.com accrued any deferred compensation. Mr. Shamy has agreed to serve without compensation until such time as digitalpreviews.com has sufficient operating revenues to pay compensation.

                              FINANCIAL STATEMENTS





                    DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                          [A Development Stage Company]

                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2000

                    DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                          [A Development Stage Company]

                           CONSOLIDATED BALANCE SHEET

              [Unaudited - See Accountants' Disclaimer of Opinion]

                                     ASSETS



                                                                                                         March 31,
                                                                                                            2000
                                                                                                        -----------

CURRENT ASSETS:
     Cash in bank                                                                                $           24,475
                                                                                                        -----------
               Total Current Assets                                                                          24,475
                                                                                                        -----------
                                                                                                 $           24,475
                                                                                                       ------------


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
     Accounts payable                                                                            $            1,501
                                                                                                        -----------
               Total Current Liabilities                                                                      1,501
                                                                                                        -----------

STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value,
       5,000,000 shares authorized,
       no shares issued and outstanding                                                                           -
     Common stock, $.001 par value,
       50,000,000 shares authorized,
       1,110,000 shares issued and
       outstanding                                                                                            1,110
     Capital in excess of par value                                                                          37,390
     Deficit accumulated during the
       development stage                                                                                    (15,526)
                                                                                                        -----------

       Total Stockholders' Equity                                                                            22,974
                                                                                                       ------------
                                                                                                 $           24,475
                                                                                                       ------------






               The accompanying notes are an integral part of this
                  unaudited consolidated financial statement.

                    DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                          [A Development Stage Company]


                      CONSOLIDATED STATEMENTS OF OPERATIONS

              [Unaudited - See Accountants' Disclaimer of Opinion]


                                                                                                     From Inception
                                                                                                      on March 25,
                                                                           For the Three              1999 Through
                                                                           Months Ended       ----------------------------
                                                                             March 31,        December 31,       March 31,
                                                                               2000               1999             2000
                                                                             -----------         ----------      ---------


REVENUE                                                                   $            -      $           -    $         -

EXPENSES:
     General and Administrative                                                    6,937              8,589         15,526
                                                                             -----------         ----------      ---------
LOSS BEFORE INCOME TAXES                                                          (6,937)            (8,589)       (15,526)

CURRENT TAX EXPENSE                                                                    -                  -              -

DEFERRED TAX EXPENSE                                                                   -                  -              -
                                                                             -----------         ----------      ---------

NET LOSS                                                                  $       (6,937)     $      (8,589)   $   (15,526)
                                                                             -----------      -------------      ---------

LOSS PER COMMON SHARE                                                     $       (.01)       $       (.04)    $     (.04)
                                                                             -----------         ----------      ---------








              The accompanying notes are an integral part of these
                  unaudited consolidated financial statements.

                    DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                          [A Development Stage Company]

                        STATEMENT OF STOCKHOLDERS' EQUITY

                  FROM THE DATE OF INCEPTION ON MARCH 25, 1999

                             THROUGH MARCH 31, 2000

              [Unaudited - See Accountants' Disclaimer of Opinion]

                                                                                                             Deficit
                                                                                                           Accumulated
                                          Preferred Stock              Common Stock          Capital in    During the
                                       ______________________       ______________________    Excess of    Development
                                      Shares        Amount         Shares        Amount       Par Value       Stage
                                     ----------    ----------     ----------    ----------     ----------    ----------

BALANCE, March 25 ,
  1999                                        -  $          -              -  $          -   $          -  $          -

Contribution of Capital                       -             -              -             -          1,000             -

Issuance of 30,000 shares
  of common stock for cash
  at $.50 per shares
  December 31, 1999                           -             -         30,000            30         14,970             -

Issuance of 1,000,000
  shares common stock for
  cash at $.005 per share,
  December, 1999                              -             -      1,000,000         1,000          4,000             -

Issuance of 50,000
  shares common stock for
  cash at $.05 per share,
  December, 1999                              -             -         50,000            50          2,450             -

Net loss for the period ended
  December, 2000                              -             -              -             -              -        (8,589)
                                     ----------    ----------    -----------    ----------     ----------    ----------
BALANCE, December 31,
  1999                                        -              -     1,080,000         1,080         22,420        (8,589)

Issuance of 30,000 shares of
  common stock for cash at
  $.50 per share, January, 2000               -             -         30,000            30         14,970             -

Net loss for the three months
  ended March 31, 2000                        -             -              -             -              -        (6,937)
                                     ----------    ----------    -----------    ----------     ----------    ----------
BALANCE, March 31,
  2000                                        -  $          -      1,110,000  $      1,110   $     37,390  $    (15,526)
                                     ----------   -----------    -----------    ----------    -----------   -----------




               The accompanying notes are an integral part of this
                  unaudited consolidated financial statement.

                    DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                          [A Development Stage Company]

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                         NET INCREASE (DECREASE) IN CASH

              [Unaudited - See Accountants' Disclaimer of Opinion]


                                                                                                     From Inception
                                                                                                      on March 25,
                                                                           For the Three              1999 Through
                                                                           Months Ended       ----------------------------
                                                                             March 31,        December 31,       March 31,
                                                                               2000               1999             2000
                                                                          --------------      ------------     -----------

Cash Flows Provided by Operating Activities:
   Net loss                                                               $       (6,937)    $        (8,589) $    (15,526)
   Adjustments to reconcile net loss to
     net cash used by operating activities:
     Changes is assets and liabilities:
        Increase in accounts payable                                               1,501                   -         1,501
                                                                             -----------        ------------     ---------
          Net Cash Provided (Used) by Operating Activities                        (5,436)                  -       (14,025)
                                                                             -----------        ------------     ---------
Cash Flows Provided by Investing Activities                                            -                   -             -
                                                                             -----------        ------------     ---------
     Net Cash Provided by Investing Activities                                         -                   -             -
                                                                             -----------        ------------     ---------
Cash Flows Provided by Financing Activities:

Proceeds from issuance of common stock                                            17,500              21,000        38,500
                                                                             -----------        ------------     ---------

   Net Cash Provided by Financing Activities                                      17,500              21,000        38,500
                                                                             -----------        ------------     ---------
Net Increase in Cash                                                              12,064              12,411        24,475

Cash at Beginning of Period                                                       12,411                   -             -
                                                                             -----------        ------------     ---------
Cash at End of Period                                                     $       24,475     $        12,411  $     24,475
                                                                             -----------        ------------     ---------

Supplemental Disclosures of Cash Flow Information:

   Cash paid during the period for:
     Interest                                                             $            -     $             -  $          -
     Income taxes                                                         $            -     $             -  $          -

Supplemental Schedule of Noncash Investing and Financing Activities:

     For the period ended March 31, 2000:
         None





              The accompanying notes are an integral part of these
                  unaudited consolidated financial statements.

                    DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                          [A Development Stage Company]

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Digitalpreviews.com, Inc. "Parent" was organized under the laws of the State of Nevada on November 5, 1999. Dialaclass.com, Inc. "Subsidiary" was organized under the laws of the State of Nevada on March 26, 1999. Digitalpreviews.com Inc. and its Subsidiary (The Company) is planning to engage in the consulting and seminar business. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is seeking potential business ventures. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Consolidations - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, dialaclass.com, Inc. All significant intercompany transactions have been eliminated in consolidation.

     Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 7]

     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 134, "Accounting for Mortgage-Backed Securities...", SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB statement No. 133 ( an amendment of FASB Statement No. 133.)," were recently issued. SFAS No. 132, 133, 134, 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

     Restatement - The financial statements have been restated to reflect the reorganization of the Company pursuant to a stock for stock exchange [See
     Note 2]. All references to common stock and the numbers of shares issued and outstanding have been restated to reflect the shares of common stock issued in the reorganization.

                    DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                          [A Development Stage Company]

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - BUSINESS REORGANIZATION

     On March 31, 2000 the Company entered into an Agreement and Plan of Reorganization wherein Parent acquired all the issued and outstanding shares of common stock of Subsidiary in a stock for stock exchange. Parent issued 60,000 shares of common stock in the exchange. Parent and Subsidiary had similar ownership at the time of reorganization and were considered to be entities under common control. Accordingly, the reorganization has been recorded in a manner similar to a pooling of interest.

NOTE 3 - CAPITAL STOCK

     Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at March 31, 2000.

     Common Stock - During March 1999, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $1,000 (or $.001 per share). In connection with the Business Reorganization these shares were cancelled.

     During December 1999, the Company issued 30,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash in the amount of $15,000 (or $.50 per share).

     During December 1999, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $5,000 (or $.005 per share).

     During December 1999, the Company issued 50,000 shares of its previously authorized but unissued common stock. The shares were issued for a stock subscription receivable in the amount of $2,500 (or $.05 per share). The subscription was received in full during the three months ended March 31, 2000.

     During January 2000, the Company issued 30,000 shares of its previously authorized but unissued common stock. The shares were issued for cash in the amount of $15,000 (or $.50 per share).

NOTE 4 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

     The Company has available at March 31, 2000, unused operating loss carryforwards of approximately $15,500 which may be applied against future taxable income and which expire in various years through 2019. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $5,200 as of March 31, 2000, with an offsetting valuation allowance at year end of the same amount resulting in a change in the valuation allowance of approximately $2,300 during the three months ended March 31, 2000.

                    DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                          [A Development Stage Company]

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - RELATED PARTY TRANSACTIONS

     Management Compensation - As of March 31, 2000, the Company has not paid any compensation to any officer or director of the Company.

     Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his/her offices as a mailing address, as needed, at no expense to the Company.

NOTE 6 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:


                                                                                                     From Inception
                                                                                                      on March 25,
                                                                           For the Three              1999 Through
                                                                           Months Ended       ----------------------------
                                                                             March 31,        December 31,       March 31,
                                                                               2000               1999             2000
                                                                             -----------      --------------     ---------

         Loss from continuing operations
         available to common shareholders
         (numerator)                                                      $      (6,937)     $       (8,589)  $    (15,526)
                                                                             -----------        ------------     ---------
         Weighted average number of
         common shares outstanding used
         in loss per share for the period
         (denominator)                                                        1,099,780             199,288        419,570
                                                                             -----------        ------------     ---------


                            DIGITALPREVIEWS.COM, INC.
                          [A Development Stage Company]

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1999





                         PRITCHETT, SILER & HARDY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
DIGITALPREVIEWS.COM, INC.
Salt Lake City, Utah

We have audited the accompanying balance sheet of digitalpreviews.com, Inc. [a development stage company] at December 31, 1999 and the related statement of operations, stockholders' equity and cash flows for the period from inception on November 5, 1999 through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of digitalpreviews.com, Inc. [a development stage company] as of December 31, 1999 and the results of its operations and its cash flows for the period from inception on November 5, 1999 through December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that digitalpreviews.com, Inc. will continue as a going concern. As discussed in Note 5 to the financial statements, digitalpreviews.com, Inc. was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




PRITCHETT, SILER & HARDY, P.C.

January 20, 2000
Salt Lake City, Utah

                            DIGITALPREVIEWS.COM, INC.
                          [A Development Stage Company]

                                  BALANCE SHEET



                                     ASSETS


                                                                                                    December 31,
                                                                                                        1999
                                                                                                 ------------------

CURRENT ASSETS:
     Cash in bank                                                                                $            5,000
                                                                                                        -----------
               Total Current Assets                                                                           5,000
                                                                                                        -----------
                                                                                                 $            5,000
                                                                                                        -----------


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
     Accounts payable                                                                            $                -
                                                                                                        -----------
               Total Current Liabilities                                                                          -
                                                                                                        -----------

STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value,
       5,000,000 shares authorized,
       no shares issued and outstanding                                                                           -
     Common stock, $.001 par value,
       50,000,000 shares authorized,
       1,050,000 shares issued and
       outstanding                                                                                            1,050
     Capital in excess of par value                                                                           6,450
     Deficit accumulated during the
       development stage                                                                                          -
                                                                                                        -----------
                                                                                                              7,500

     Less: Receivable stock subscription                                                                     (2,500)
                                                                                                        -----------
               Total Stockholders' Equity                                                                     5,000
                                                                                                        -----------
                                                                                                 $            5,000
                                                                                                        -----------




    The accompanying notes are an integral part of this financial statement.

                            DIGITALPREVIEWS.COM, INC.
                          [A Development Stage Company]


                             STATEMENT OF OPERATIONS




                                                                                                    From Inception
                                                                                                    on November 5,
                                                                                                     1999 Through
                                                                                                      December 31,
                                                                                                          1999
                                                                                                    --------------

REVENUE                                                                                              $            -

EXPENSES:
     General and Administrative                                                                                   -
                                                                                                        -----------
LOSS BEFORE INCOME TAXES                                                                                          -

CURRENT TAX EXPENSE                                                                                               -

DEFERRED TAX EXPENSE                                                                                              -
                                                                                                        -----------

NET LOSS                                                                                             $            -
                                                                                                        ===========

LOSS PER COMMON SHARE                                                                                $            -
                                                                                                        ===========





















    The accompanying notes are an integral part of this financial statement.

                            DIGITALPREVIEWS.COM, INC.
                          [A Development Stage Company]

                        STATEMENT OF STOCKHOLDERS' EQUITY

                 FROM THE DATE OF INCEPTION ON NOVEMBER 5, 1999

                            THROUGH DECEMBER 31, 1999


                                                                                                             Deficit
                                                                                                           Accumulated
                                          Preferred Stock              Common Stock          Capital in    During the
                                       ______________________       ______________________    Excess of    Development
                                      Shares        Amount         Shares        Amount       Par Value       Stage
                                     ----------    ----------     ----------    ----------     ----------    ----------

BALANCE, November 5,
  1999                                        -  $          -              -  $          -   $          -  $          -

Issuance of 1,000,000
  shares common stock for
  cash at $.005 per share,
  December, 1999                              -             -      1,000,000         1,000          4,000             -

Issuance of 50,000
  shares common stock for
  cash at $.05 per share,
  December, 1999                              -             -         50,000            50          2,450             -

Net loss for the period ended
  December 31, 1999                           -             -              -             -              -             -
                                     ----------    ----------    -----------    ----------     ----------    ----------
BALANCE, December 31,
  1999                                        -  $          -      1,050,000  $      1,050   $      6,450  $          -
                                     ==========    ==========    ===========    ==========     ==========    ==========








    The accompanying notes are an integral part of this financial statement.

                            DIGITALPREVIEWS.COM, INC.
                          [A Development Stage Company]

                             STATEMENT OF CASH FLOWS

                         NET INCREASE (DECREASE) IN CASH

                                                                                                    From Inception
                                                                                                    on November 5,
                                                                                                     1999 Through
                                                                                                      December 31,
                                                                                                          1999
                                                                                                    ---------------

Cash Flows Provided by Operating Activities:
   Net loss                                                                                          $            -
   Adjustments to reconcile net loss to
     net cash used by operating activities:
     Changes is assets and liabilities:
        Increase in accounts payable                                                                              -
                                                                                                         ----------
          Net Cash Provided (Used) by Operating Activities                                                        -
                                                                                                         ----------
Cash Flows Provided by Investing Activities                                                                       -
                                                                                                         ----------
     Net Cash Provided by Investing Activities                                                                    -
                                                                                                         ----------
Cash Flows Provided by Financing Activities:

Proceeds from issuance of common stock                                                                        5,000
                                                                                                         ----------

   Net Cash Provided by Financing Activities                                                                  5,000
                                                                                                         ----------
Net Increase in Cash                                                                                          5,000

Cash at Beginning of Period                                                                                       -
                                                                                                         ----------
Cash at End of Period                                                                                $        5,000
                                                                                                         ==========

Supplemental Disclosures of Cash Flow Information:

   Cash paid during the period for:
     Interest                                                                                        $            -
     Income taxes                                                                                    $            -

Supplemental Schedule of Noncash Investing and Financing Activities:

     For the period ended December 31, 1999:
         None







    The accompanying notes are an integral part of this financial statement.

                            DIGITALPREVIEWS.COM, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Digitalpreviews.com, Inc. (the Company) was organized under the laws of the State of Nevada on November 5, 1999. The Company has elected an October 31 year end. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is seeking potential business ventures. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 6]

     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 134, "Accounting for Mortgage-Backed Securities..." and SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections" were recently issued. SFAS No. 132, 133, 134 and 135 have no current applicability to the Company or their effect on the financial statements would not have been significant

NOTE 2 - CAPITAL STOCK

     Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at December 31, 1999.

     Common Stock - During December 1999, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $5,000 (or $.005 per share).

     During December 1999, the Company issued 50,000 shares of its previously authorized but unissued common stock. The shares were issued for a stock subscription receivable in the amount of $2,500 (or $.05 per share). Subsequent to the date of these financial statements the stock subscription was received in full. [See note 7]

                            DIGITALPREVIEWS.COM, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At December 31, 1999 there were no material deferred tax assets or liabilities, current or deferred tax expense, or net operating loss carryforwards.


NOTE 4 - RELATED PARTY TRANSACTIONS

     Management Compensation - As of December 31, 1999, the Company has not paid any compensation to any officer or director of the Company.

     Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his/her offices as a mailing address, as needed, at no expense to the Company.

NOTE 5 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                            DIGITALPREVIEWS.COM, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:



                                                                                                      From Inception
                                                                                                      on November 5,
                                                                                                       1999 Through
                                                                                                       December 31,
                                                                                                           1999
                                                                                                      --------------

         Loss from continuing operations
         available to common shareholders
         (numerator)                                                                                 $            -
                                                                                                        -----------
         Weighted average number of
         common shares outstanding used
         in loss per share for the period
         (denominator)                                                                                    1,050,000
                                                                                                        -----------

     NOTE 7 - SUBSEQUENT EVENTS

     Receipt of stock subscription - During January 2000 the Company received $2,500 for the full payment of the stock subscription receivable.

                              DIALACLASS.COM, INC.
                          [A Development Stage Company]

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1999






                         PRITCHETT, SILER & HARDY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
DIALACLASS.COM, INC.
Salt Lake City, Utah

We have audited the accompanying balance sheet of dialaclass.com, Inc. [a development stage company] at December 31, 1999 and the related statement of operations, stockholders' equity and cash flows for the period from inception on March 26, 1999 through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of dialaclass.com, Inc. [a development stage company] as of December 31, 1999 and the results of its operations and its cash flows for the period from inception on March 26, 1999 through December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that dialaclass.com, Inc. will continue as a going concern. As discussed in Note 5 to the financial statements, dialaclass.com, Inc. was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




PRITCHETT, SILER & HARDY, P.C.

January 31, 2000
Salt Lake City, Utah

                              DIALACLASS.COM, INC.
                          [A Development Stage Company]

                                  BALANCE SHEET



                                     ASSETS


                                                                                                       December 31,
                                                                                                           1999
                                                                                                       ------------

CURRENT ASSETS:
     Cash in bank                                                                                $            7,411
                                                                                                        -----------
               Total Current Assets                                                                           7,411
                                                                                                        -----------
                                                                                                 $            7,411
                                                                                                        ===========



                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
     Accounts payable                                                                            $                -
                                                                                                        -----------
               Total Current Liabilities                                                                          -
                                                                                                        -----------

STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value,
       10,000,000 shares authorized,
       no shares issued and outstanding                                                                           -
     Common stock, $.001 par value,
       50,000,000 shares authorized,
       1,030,000 shares issued and
       outstanding                                                                                            1,030
     Capital in excess of par value                                                                          14,970
     Deficit accumulated during the
       development stage                                                                                     (8,589)
                                                                                                        -----------

               Total Stockholders' Equity                                                                     7,411
                                                                                                        -----------
                                                                                                 $            7,411
                                                                                                        ===========





    The accompanying notes are an integral part of this financial statement.

                              DIALACLASS.COM, INC.
                          [A Development Stage Company]


                             STATEMENT OF OPERATIONS




                                                                                                    From Inception
                                                                                                     on March 26,
                                                                                                     1999 Through
                                                                                                      December 31,
                                                                                                          1999
                                                                                                    ---------------

REVENUE                                                                                              $            -

EXPENSES:
     General and Administrative                                                                               8,589
                                                                                                         ----------
LOSS BEFORE INCOME TAXES                                                                                     (8,589)

CURRENT TAX EXPENSE                                                                                               -

DEFERRED TAX EXPENSE                                                                                              -
                                                                                                         ----------

NET LOSS                                                                                             $        8,589
                                                                                                         ==========

LOSS PER COMMON SHARE                                                                                $        (.01)
                                                                                                         ==========










    The accompanying notes are an integral part of this financial statement.

                              DIALACLASS.COM, INC.
                          [A Development Stage Company]

                        STATEMENT OF STOCKHOLDERS' EQUITY

                  FROM THE DATE OF INCEPTION ON MARCH 26, 1999

                            THROUGH DECEMBER 31, 1999


                                                                                                             Deficit
                                                                                                           Accumulated
                                          Preferred Stock              Common Stock          Capital in    During the
                                       ______________________       ______________________    Excess of    Development
                                      Shares        Amount         Shares        Amount       Par Value       Stage
                                     ----------    ----------     ----------    ----------   ----------    ------------

BALANCE, March 26,
  1999                                        -  $          -              -  $          -   $          -  $          -

Issuance of 1,000,000
  shares common stock for
  cash at $.001 per share,
  March 1999                                  -             -      1,000,000         1,000              -             -

Issuance of 30,000
  shares common stock for
  cash at $.50 per share,
  December, 1999                              -             -         30,000            30         14,970             -

Net loss for the period ended
  December 31, 1999                           -             -              -             -              -        (8,589)
                                     ----------    ----------    -----------    ----------     ----------    ----------
BALANCE, December 31,
  1999                                        -  $          -      1,030,000  $      1,030   $     14,970  $     (8,589)
                                     ==========    ==========    ===========    ==========     ==========    ==========









     The accompanying notes are an integral part of thisfinancial statement.

                              DIALACLASS.COM, INC.
                          [A Development Stage Company]

                             STATEMENT OF CASH FLOWS

                         NET INCREASE (DECREASE) IN CASH

                                                                                                    From Inception
                                                                                                     on March 26,
                                                                                                     1999 Through
                                                                                                      December 31,
                                                                                                          1999
                                                                                                    --------------

Cash Flows Provided by Operating Activities:
   Net loss                                                                                          $       (8,589)
   Adjustments to reconcile net loss to
     net cash used by operating activities:
     Changes is assets and liabilities:
        Increase in accounts payable                                                                              -
                                                                                                         ----------
          Net Cash Provided (Used) by Operating Activities                                                        -
                                                                                                         ----------
Cash Flows Provided by Investing Activities                                                                       -
                                                                                                         ----------
     Net Cash Provided by Investing Activities                                                                    -
                                                                                                         ----------
Cash Flows Provided by Financing Activities:

Proceeds from issuance of common stock                                                                       16,000
                                                                                                         ----------

   Net Cash Provided by Financing Activities                                                                 16,000
                                                                                                         ----------
Net Increase in Cash                                                                                          7,411

Cash at Beginning of Period                                                                                       -
                                                                                                         ----------
Cash at End of Period                                                                                $        7,411
                                                                                                         ==========

Supplemental Disclosures of Cash Flow Information:

   Cash paid during the period for:
     Interest                                                                                        $            -
     Income taxes                                                                                    $            -

Supplemental Schedule of Noncash Investing and Financing Activities:

     For the period ended December 31, 1999:
         None







    The accompanying notes are an integral part of this financial statement.

                              DIALACLASS.COM, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Dialaclass.com, Inc. (the Company) was organized under the laws of the State of Nevada on March 26, 1999. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is planning on entering into the consulting and seminar business. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 6]

     Organization Costs - Organization costs of $1,000, which reflect amounts expended to organize the Company, were expensed during the period ended December 31, 1999.

     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 134, "Accounting for Mortgage-Backed Securities..." and SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections" were recently issued. SFAS No. 132, 133, 134 and 135 have no current applicability to the Company or their effect on the financial statements would not have been significant

NOTE 2 - CAPITAL STOCK

     Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at December 31, 1999.

     Common Stock - During March 1999, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $1,000 (or $.001 per share).

     During December 1999, the Company issued 30,000 shares of its previously authorized but unissued common stock. The shares were issued for cash in the amount of $15,000 (or $.50 per share).

                              DIALACLASS.COM, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

     The Company has available at December 31, 1999, unused operating loss carryforwards of approximately $8,500 which may be applied against future taxable income and which expire in various years through 2019. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $2,800 as of December 31, 1999, with an offsetting valuation allowance at year end of the same amount resulting in a change in the valuation allowance of approximately $2,800 during 1999.

NOTE 4 - RELATED PARTY TRANSACTIONS

     Management Compensation - As of December 31, 1999, the Company has not paid any compensation to any officer or director of the Company.

     Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his/her offices as a mailing address, as needed, at no expense to the Company.

NOTE 5 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                              DIALACLASS.COM, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:



                                                                                                      From Inception
                                                                                                       on March 26,
                                                                                                       1999 Through
                                                                                                       December 31,
                                                                                                           1999
                                                                                                      --------------

         Loss from continuing operations
         available to common shareholders
         (numerator)                                                                                 $       (8,589)
                                                                                                        -----------
         Weighted average number of
         common shares outstanding used
         in loss per share for the period
         (denominator)                                                                                    1,001,393
                                                                                                        -----------


NOTE 7 - SUBSEQUENT EVENTS


     Sale of common stock - During January 2000 the Company received $10,000 for the issuance of 20,000 shares of common stock at $.50 per share.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         There have been no changes in or disagreements with Digitalpreviews.com's accountants since the formation of Digitalpreviews.com required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

         The validity of the issuance of shares of Digitalpreviews.com's common stock offered hereby has been passed upon for digitalpreviews.com by Fabian & Clendenin, located in Salt Lake City, Utah.

                                     EXPERTS

         The audited financial statements of digitalpreviews.com and dialaclass.com, Inc. at December 31, 1999, and for the year then ended appearing in this prospectus and registration statement have been audited by Pritchett, Siler & Hardy, P.C., Certified Public Accountants, and are included in reliance upon such reports given upon the authority of Pritchett, Siler & Hardy, P.C. as experts in accounting and auditing.

                    WHERE CAN YOU FIND ADDITIONAL INFORMATION

         A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in the prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to digitalpreviews.com and the units offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office location at 7 World Trade Center, 13th. Floor, New York, New York, 10048, and the Midwest Regional Office location at Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. You may also obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a site on the world wide web at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

                                                 TABLE OF CONTENTS

                                                       Page
Prospectus Summary.....................0
Risk Factors...........................0
Use of Proceeds........................0
Determination of Offering Price........0
Dilution...............................0
Selling Security Holders...............0
Plan of Distribution...................0
Management's Discussion and
Analysis of Financial Condition and
Results of  Operations.................0
Business...............................0
Management.............................0
Prinicpal Stockholders.................0
Description of Capital Stock...........0
Shares Eligible for Future Sale........0
Underwriting...........................0
Legal Matters..........................0
Experts................................0
Additional Information.................0
Index to Financial Statements..........0

Until _____, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments of subscriptions.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the Offering. If given or made, such information or representation must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Digitalpreviews.com's Articles of Incorporation eliminate, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Articles of Incorporation do not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Nevada Corporate Code or (iv) for any transaction from which the director derived an improper personal benefit.

         Digitalpreviews.com's Bylaws provide that digitalpreviews.com shall indemnify its directors, officers, employees, and against to the fullest extent permitted under the laws of the state of Nevada. In addition, digitalpreviews.com has entered or will enter into indemnification agreements with its directors and officers that provide for indemnification in addition to the indemnification provided in digitalpreviews.com's Bylaws. The indemnification agreements contain provisions that may require digitalpreviews.com, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of digitalpreviews.com or other entities to which they provide service at the request of digitalpreviews.com and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. Digitalpreviews.com believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. Digitalpreviews.com will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which digitalpreviews.com is required to indemnify them, subject to certain exclusions.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Digitalpreviews.com will pay all expenses in connection with the registration and sale of the Units but will not pay selling commissions or discounts allocable to sales of shares by Selling Stockholders or any other fees in connection with the sale of such shares. The estimated expenses of issuance and distribution are set forth below.

Registration fees                           Approximately                $296.34
Transfer agent fees                         Approximately                $200.00
Costs of printing and engraving             Approximately                $300.00
Selling Commissions (if incurred)           Approximately             $18,750.00
Legal and accounting fees                   Approximately             $15,453.66

                     RECENT SALES OF UNREGISTERED SECURITIES

         There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation SB, except for the following:

         During March 1999, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $1,000 (or $.001 per share). The transaction was an isolated transaction with a person having a close affiliation with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

         During December 1999, the Company issued 30,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash in the amount of $15,000 (or $.50 per share). The transaction was an isolated transaction with a total of three persons having a close affiliation with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

         During December 1999, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $5,000 (or $.005 per share). The transaction was an isolated transaction with a person having a close affiliation with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

         During December 1999, the Company issued 50,000 shares of its previously authorized but unissued common stock. The shares were issued for a stock subscription receivable in the amount of $2,500 (or $.05 per share). The subscription was received in full during the three months ended March 31, 2000. The transaction was an isolated transaction with a person having a close affiliation with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

         During January 2000, the Company issued 30,000 shares of its previously authorized but unissued common stock. The shares were issued for cash in the amount of $15,000 (or $.50 per share). The transaction was an isolated transaction with a total of three persons having a close affiliation with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

                                    EXHIBITS

         Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.

3.1      Articles of Incorporation
3.2      By-Laws
5        Opinion Re: Legality
10       Reorganization Agreement
23       Consent of Experts & Counsel
27       Financial Data Schedule


                                  UNDERTAKINGS

Digitalpreviews will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration to:
         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
         (iii) Include any additional or changed material information on the plan of distribution.
         (2) For determining liability under the Securities Act, treat each post-effective amendment as anew registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
         If an underwriter is used in the offering, digitalpreviews will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
         Insofar as indemnification for liabilities arising under the Securities act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it ahs reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on June 30, 2000.

                                             Digitalpreviews.com, Inc., a Nevada
                                             corporation

                                             By:  / David Shamy
                                             -----------------------------------
                                             David Shamy, President

         In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


     /David Shamy                                         June 30, 2000
-----------------------------------------
David Shamy, Principal Executive Officer,
Principal Financial Officer,
Principal Accounting Officer and Sole Director